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                                                                      Exhibit 12

                     [LETTERHEAD OF MORRISON & FOERSTER LLP]






                                  May 10, 2002

Nations Fund Trust
Nations Funds Trust
One Bank of America Plaza
101 South Tryon Street
Charlotte, North Carolina 28255

       Re:   Nations Funds Trust Reorganizations

Ladies and Gentlemen:

         This opinion is being delivered to you pursuant to Sections 9(f) and 10(d) of that certain Agreement and Plan of Reorganization, dated as of January 1, 2002 (the "Agreement"),/1/ by Nations Fund Trust, a Massachusetts business trust (the "Trust"), for itself and on behalf of its Nations Georgia Intermediate Municipal Bond Fund, Nations Georgia Municipal Bond Fund, Nations Maryland Intermediate Municipal Bond Fund, Nations Maryland Municipal Bond Fund, Nations North Carolina Intermediate Municipal Bond Fund, Nations North Carolina Municipal Bond Fund, Nations South Carolina Intermediate Municipal Bond Fund, Nations South Carolina Municipal Bond Fund, Nations Tennessee Intermediate Municipal Bond Fund, Nations Tennessee Municipal Bond Fund, Nations Texas Intermediate Municipal Bond Fund, Nations Texas Municipal Bond Fund, Nations Virginia Intermediate Municipal Bond Fund, Nations Virginia Municipal Bond Fund, Nations Capital Growth Fund, Nations Aggressive Growth Fund, Nations Strategic Growth Fund, Nations Government Money Market Fund, Nations Tax Exempt Fund, Nations MidCap Growth Fund, Nations LargeCap Index Fund, Nations Managed Index Fund, Nations SmallCap Index Fund, Nations Short-Intermediate Government Fund, Nations Municipal Income Fund, Nations Short-Term Municipal Income Fund, Nations Intermediate Municipal Bond Fund, Nations Short-Term Income Fund, Nations Strategic Income Fund, Nations Bond Fund, Nations Florida Intermediate Municipal Bond Fund and Nations Florida Municipal Bond Fund (each, an "Acquired Fund," and, collectively, the "Acquired Funds") and certain of its other series set forth in the Agreement, and Nations Funds Trust, a Delaware statutory business trust ("Funds Trust"), for itself and on behalf of its Nations Georgia Intermediate Municipal Bond Fund, Nations Maryland Intermediate Municipal Bond Fund, Nations North Carolina Intermediate Municipal Bond Fund,

---------------------------
     /1/ References contained herein to the "Agreement" include, unless the context otherwise requires, each document attached as an exhibit or annex thereto.

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                            [MORRISON & FOERSTER LLP]

Nations Fund Trust
Nations Funds Trust
May 10, 2002
Page 2 of 4


Nations South Carolina Intermediate Municipal Bond Fund, Nations Tennessee Intermediate Municipal Bond Fund, Nations Texas Intermediate Municipal Bond Fund, Nations Virginia Intermediate Municipal Bond Fund, Nations Capital Growth Fund, Nations Strategic Growth Fund, Nations Government Reserves, Nations Tax-Exempt Reserves, Nations MidCap Growth Fund, Nations LargeCap Index Fund, Nations Managed Index Fund, Nations SmallCap Index Fund, Nations Short-Intermediate Government Fund, Nations Municipal Income Fund, Nations Short-Term Municipal Income Fund, Nations Intermediate Municipal Bond Fund, Nations Short-Term Income Fund, Nations Strategic Income Fund, Nations Bond Fund, Nations Florida Intermediate Municipal Bond Fund and Nations Florida Municipal Bond Fund (each, an "Acquiring Fund," and, collectively, the "Acquiring Funds") and certain of its other series set forth in the Agreement. Unless otherwise indicated, capitalized terms not defined herein shall have the meanings ascribed to them (or defined by reference) in the certificates delivered to us for purposes of rendering this opinion by the Trust, for itself and on behalf of the Acquired Funds, and Funds Trust, for itself and on behalf of the Acquiring Funds (together, the "Certificates of Representations").

     Pursuant to the Agreement, each Acquiring Fund shall acquire all of the assets and assume the liabilities of the corresponding Acquired Fund (each, a "Reorganization," and, collectively, the "Reorganizations"). The Reorganizations are further described in the Proxy/Prospectuses as filed on Registration Statement Forms N-14 with the SEC on or about November 30, 2001 (Registration Nos. 333-74298, 333-74314, and 333-74316) and the Proxy Statement as filed on
Schedule 14A with the SEC on or about December 20, 2001 (Registration Nos. 002-97817 and 811-04305).

     We have acted as counsel to the Trust and Funds Trust. As such, and for purposes of rendering this opinion, we have examined and are familiar with the Agreement, the Proxy/Prospectuses, the Proxy Statement and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate in connection with rendering this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.

     In addition, we have assumed (i) that the Reorganizations will be consummated in accordance with the provisions of the Agreement and as described in the Proxy/Prospectuses and Proxy Statement, (ii) the truth and accuracy, as of the date of the Agreement and the date hereof, of the representations and warranties made by the parties to the Agreement, (iii) the truth and accuracy of the representations made to us in the Certificates of Representations, and (iv) that any representation made "to the knowledge" or similarly qualified is correct without such qualification.

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                            [MORRISON & FOERSTER LLP]


Nations Fund Trust
Nations Funds Trust
May 10, 2002
Page 3 of 4



     The opinion expressed herein is based upon the Code, the Treasury Regulations promulgated thereunder, rulings and other pronouncements of the Internal Revenue Service (the "IRS") currently in effect, and judicial decisions, all of which are subject to change, prospectively or retroactively. No assurance can be given that such changes will not take place, or that such changes would not affect the conclusion expressed herein. Furthermore, our opinion represents only our best judgment of how a court would conclude if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the IRS or will be sustained by a court.

     Our opinion relates solely to the tax consequences of the Reorganizations under the federal income tax laws of the United States, and we express no opinion (and no opinion should be inferred) regarding the tax consequences of the Reorganizations under the laws of any other jurisdiction. This opinion addresses only the specific issues set forth below, and does not address any other tax consequences that may result from the Reorganizations or any other transaction (including any transaction undertaken in connection with the Reorganizations).

     No opinion is expressed as to any transaction other than the Reorganizations as effected by the Agreement or as to any transaction whatsoever, including the Reorganizations, if all of the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any material provision thereof, or if all the representations, warranties, statements and assumptions upon which we rely are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we rely to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon. We have not independently investigated or verified the validity of any representations made in connection with the Reorganizations or this opinion upon which we have relied in rendering this opinion. We also note that the tax consequences addressed herein may depend upon the actual occurrence of events in the future, which events may or may not be consistent with such representations. To the extent the facts differ from those relied on and assumed herein, our opinion should not be relied upon.

     Based upon the foregoing and subject to the following paragraph, we are of the opinion that each Reorganization will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and each Acquiring Fund and the corresponding Acquired Fund will each be a "party to a reorganization," within the meaning of Section 368(b) of the Code, in respect of each Reorganization. In accordance therewith:

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                            [MORRISON & FOERSTER LLP]


Nations Fund Trust
Nations Funds Trust
May 10, 2002
Page 4 of 4


          (i) Neither any Acquiring Fund, any Acquired Fund nor their respective shareholders will recognize any gain or loss pursuant to the Reorganizations;

         (ii) An Acquired Fund shareholder's aggregate tax basis in the Acquiring Fund shares received pursuant to a Reorganization will equal such shareholder's aggregate tax basis in its Acquired Fund shares held immediately before such Reorganization; and

         (iii) An Acquiring Fund shareholder's holding period in the Acquiring Fund shares received pursuant to a Reorganization will include the period during which such shareholder has held its Acquired Fund shares, provided that such shareholder holds its Acquired Fund shares as a capital asset as of the Effective Time.

         This opinion is intended solely for your benefit and for the benefit of each Acquiring Fund, each Acquired Fund and their respective shareholders; it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.

                                                  Very truly yours,
                                                 /S/ MORRISON & FOERSTER

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                            [MORRISON & FOERSTER LLP]


Nations Fund Trust
Nations Funds Trust
May 10, 2002
Page 5 of 4


Prepared by: Kamala De Valois

Reviewed by: Raj Tanden
             Stephen L. Feldman

Signed by:   Steven G. Cravath